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                                                                      Exhibit 5A



                                 July 12, 1999



CNB Financial Corporation
1 South Second Street
Clearfield, Pennsylvania 16830


               Re:  Registration Statement on Form S-4
                    Registration No. 333-81543
                    237,500 Shares of Common Stock
                    ---------------------------------

Ladies and Gentlemen:

  We have acted as your counsel in connection with the registration with the Securities and Exchange Commission (the "Commission") of 237,500 shares of your Common Stock, $1.00 par value per share (the "Shares"), that may be issued by you pursuant to the Agreement and Plan of Merger dated as of April 27, 1999 between you and County National Bank and The First National Bank of Spangler (the "Merger Agreement").

  In that connection, we have examined originals or copies certified or otherwise identified to our satisfaction of the Merger Agreement and such other documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the provisions of the Merger Agreement, will have been validly issued and will be fully paid and nonassessable. In rendering this opinion we have of course assumed that the certificates evidencing the Shares will be properly executed and authenticated.

  We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement on Form S-4 for registration of the Shares under the Securities Act of 1933, as amended, and to the reference to us under "LEGAL MATTERS" in the Prospectus/Proxy Statement included in the Registration Statement.


                              Very truly yours,


                              /s/ Klett Lieber Rooney & Schorling
                              KLETT LIEBER ROONEY & SCHORLING,
                                   a Professional Corporation